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                                                                   EXHIBIT 10(a)

                          THE SHERWIN-WILLIAMS COMPANY

                           DIRECTOR DEFERRED FEE PLAN

                        (1997 AMENDMENT AND RESTATEMENT)

1. PURPOSE. The purpose of The Sherwin-Williams Company Director Deferred Fee Plan (1997 Amendment and Restatement) (the "Plan") is to provide non-employee Directors of the Company with the opportunity to defer taxation of all or a portion of such Director's Board Retainer and/or Meeting Fees and to help build loyalty to the Company through increased opportunity to invest in Company Common Stock.

2. DEFINITIONS. The following terms when used herein with initial capital letters shall have the following respective meanings unless the text clearly indicates otherwise:

         (a) ADMINISTRATION COMMITTEE. "Administration Committee" means the committee provided for in paragraph 11.
         (b) BOARD OF DIRECTORS. "Board of Directors" means the Board of Directors of the Company.
         (c) BOARD RETAINER. "Board Retainer" means the compensation payable monthly to Directors.
         (d) COMMON STOCK. "Common Stock" means the common stock of the Company or any security into which such Common Stock may be changed by reason of: (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.
         (e) COMMON STOCK ACCOUNT. "Common Stock Account" means the bookkeeping account established and maintained under this Plan which is credited with Common Stock in accordance with paragraph 5(b).
         (f) COMPANY. "Company" means The Sherwin-Williams Company, an Ohio corporation or its successor(s) in interest.
         (g) DEFERRED CASH ACCOUNT. "Deferred Cash Account" means the bookkeeping account established and maintained under this Plan which is valued in accordance with paragraph 5(a).
         (h) DEFERRED COMPENSATION. "Deferred Compensation" means the amount of the Board Retainer and/or Meeting Fee of the Participant deferred pursuant to this Plan.
         (i)      DIRECTOR. "Director" means a member of the Board of Directors.
         (j) ELIGIBLE DIRECTOR. "Eligible Director" means a Director who is not an employee of the Company or a Subsidiary.


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         (k)      FAIR MARKET VALUE. "Fair Market Value" of Common Stock means:
                  (i) with respect to Deferred Compensation deferred prior to April 23, 1997, the closing price of Common Stock as reported on the New York Stock Exchange Composite Tape on the applicable date, or, in the event that no sales take place on such day, the closing price of Common Stock as reported on the New York Stock Exchange (or any successor exchange) Composite Tape on the nearest preceding day on which there were sales of Common Stock; or (ii) with respect to Deferred Compensation deferred on or after April 23, 1997, the average between the highest and the lowest quoted selling price of the Company's Common Stock on the New York Stock Exchange or any successor exchange.
         (l) FEES. "Fees" means the compensation payable to Directors for their services as a director, including the Board Retainer and Meeting Fee.
         (m) MEETING FEE. "Meeting Fee" means the compensation payable at the time of a meeting to a Director for each meeting of the Board of Directors or committee of the Board of Directors that such Director attends and/or chairs.
         (n) PARTICIPANT. "Participant" means an Eligible Director who has elected to participate in the Plan.
         (o) PAYMENT DATE. "Payment Date" means (i) with respect to the payment of a Board Retainer, the first business day of each calendar month or (ii) with respect to the payment of a Meeting Fee, the date on which a meeting of the Board of Directors or a committee of the Board of Directors was held.
         (p) PLAN. "Plan" means the plan set forth in this instrument, and known as "The Sherwin-Williams Company Director Deferred Fee Plan", as adopted at the meet ing of the Board of Directors held February 20, 1991, and as further amended and restated effective April 23, 1997.
         (q) PLAN YEAR. "Plan Year" means the twelve consecutive month period commencing on April 1 of a year and ending on March 31 of the following year.
         (r) SHADOW STOCK. "Shadow Stock" means a unit of interest equivalent to a share of Common Stock.
         (s) SHADOW STOCK ACCOUNT. "Shadow Stock Account" means the bookkeeping account established and maintained under this Plan credited with Shadow Stock in accordance with paragraph 5(c).
         (t) SUBSIDIARY. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the time of the time of investment in the Common Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
         (u) TRUST. "Trust" means one or more trust funds established for the purpose of (i) providing a source from which to pay benefits under the Plan and (ii) purchasing and holding assets, including shares of Common Stock. Any such trust funds shall be subject to the claims of the Company's creditors in the event of the Company's

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                  insolvency, though such trust funds may not necessarily hold sufficient assets to satisfy all of the benefits to be provided under the Plan.

3. ELIGIBILITY. An Eligible Director shall become a Participant upon satisfaction of the following: (i) the later of the effective date of the Plan or the date such Director becomes an Eligible Director; and
         (ii) completion of an Election (as defined in paragraph 4).

4. ELECTION PROCEDURE. An Eligible Director wishing to participate in the Plan must file a written notice on the Notice of Election form, attached as Exhibit A, electing to defer payment for a Plan Year of all or a portion of his Fees as a Director ("Election"). Such Election shall be made within thirty (30) days after the later of: (i) the date such Director initially becomes an Eligible Director or (ii) April 23, 1997. Any such Election shall be effective only with respect to Fees earned after the effective date of the Election. Thereafter, a Director for whom an Election is not in effect may only elect to participate in the Plan by filing an Election on or before the March 31st of the Plan Year immediately preceding the Plan Year for which the Election is to become effective. An Election shall not be effective until receipt of the fully and properly completed Notice of Election form by the Secretary of the Company. A fully and properly completed Notice of Election form must indicate: (i) the percentage of Fees to be deferred;
         (ii) manner of payment upon distribution; (iii) payment commencement date; and (iv) deemed investment election. Once effective for a Plan Year, an Election is irrevocable and may not be changed for that Plan Year. No subsequent election may change the manner of payment, the payment commencement date or the deemed investment of the Fees previously deferred. An Election shall apply to Fees payable with respect to each subsequent Plan Year, unless terminated or modified as described herein. An effective Election may be terminated or modified for any subsequent Plan Year by filing either a new Notice of Election form to effect modifications, or a Notice of Termination form, attached as Exhibit B, to effect terminations, on or before the March 31st immediately preceding the Plan Year for which such modification or termination is to be effective. A person for whom an effective Election is terminated may thereafter file a new Notice of Election form, in the manner described above, for future Plan Years for which he is eligible to participate in the Plan.

5. INVESTMENT ACCOUNTS. The amount of a Participant's Deferred Compensation pursuant to an Election shall be deemed credited to the investment options specified in this paragraph 5 in the manner elected by the Participant. A Participant's election as to the investment options in which his Deferred Compensation for a Plan Year shall be deemed to be invested shall be irrevocable with respect to Deferred Compensation and deemed earnings thereon, and Deferred Compensation and deemed earnings thereon cannot be transferred between investment accounts. A Participant may elect to credit no less than twenty-five percent (25%) of his Deferred Compensation for a Plan Year (the "Minimum Election") to any particular investment option. Any amounts in excess of the Minimum Election shall be made in five percent (5%) increments. If a Participant fails to direct the investment of any Deferred Compensation, all such Deferred Compensation will be

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         credited to the Participant's Deferred Cash Account. A Participant may
         elect to have his Deferred Compensation deemed to be invested in one of the following investment accounts:

         (a) DEFERRED CASH ACCOUNT. Each Participant's Deferred Cash Account shall accrue interest computed using the base lending rate of interest as announced by Key Bank, Cleveland, Ohio in effect during the immediately preceding calendar quarter. The interest shall be computed on the actual balance in each Participant's Deferred Cash Account during the previous calendar quarter.
         (b) COMMON STOCK ACCOUNT. The Participant's Common Stock Account shall be credited with that quantity of Common Stock equal to the number of full and fractional shares (to the nearest thousandths) which could have been purchased by the Trust with the portion of Deferred Compensation a Participant has elected to allocate to the Common Stock Account based on the Fair Market Value of such Common Stock on each Payment Date. There will be credited to each Participant's Common Stock Account amounts equal to the cash dividends, and other distributions, paid on shares of issued and outstanding Common Stock represented by the Participant's Common Stock Account which the Participant would have received had he been a record owner of shares of Common Stock equal to the amount of Common Stock in his Common Stock Account at the time of payment of such cash dividends or other distributions. The Participant's Common Stock Account shall be credited with a quantity of shares of Common Stock and fractions thereof (to the nearest thousandths) that could have been purchased with the dividends or other distributions based on the Fair Market Value of Common Stock on the date of payment of such dividends or other distributions.
         (c) SHADOW STOCK ACCOUNT. The Participant's Shadow Stock Account shall be credited with a quantity of Shadow Stock units and fractions thereof (to the nearest thousandths) equal to the amount of Common Stock that could have been purchased with the portion of the Deferred Compensation credited to the Shadow Stock Account on each Payment Date based on the Fair Market Value of Common Stock on such Payment Date. There will be credited to each Participant's Shadow Stock Account amounts equal to the cash dividends, and other distributions, paid on shares of issued and outstanding Common Stock represented by the Participant's Shadow Stock Account which the Participant would have received had he been a record owner of a number of shares of Common Stock equal to the amount of Shadow Stock in his Shadow Stock Account at the time of payment of such cash dividends or other distributions. The Participant's Shadow Stock Account shall be credited with a quantity of Shadow Stock units and fractions thereof (to the nearest thousandths) that could have been purchased with the dividends or other distributions based on the Fair Market Value of Common Stock on the date of payment of such dividends or other distributions.

 6. DEPOSITS TO THE TRUST. The Company shall transfer to the Trust, within sixty (60) days of the date Fees would otherwise be paid, amounts which a Participant has directed to be deferred in accordance with the Plan. In addition, as of the first day of each calendar

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        quarter, the Company shall deposit into the Trust the following cash amounts accrued during the immediately preceding calendar quarter: (i) all accrued interest on Participants' Deferred Cash Accounts; (ii) an amount equal to cash dividends and other distributions paid on shares of Common Stock represented by units of Shadow Stock and shares of Common Stock credited to Participants' Shadow Stock Accounts and Common Stock Accounts; (iii) an amount equal to the appreciation in the value of a unit of Shadow Stock multiplied times the number of units of Shadow Stock credit to Participants' Shadow Stock Accounts; and (iv) an amount equal to the appreciation in the value of a share of Common Stock multiplied by the number of shares of Common Stock credited to Participants' Common Stock Accounts.

7.      PAYMENT OF DEFERRED COMPENSATION.

        (a) AMOUNT OF PAYMENT. The benefit that a Participant will receive from the Company in accordance with the Plan shall be: (i) the number of full shares of Common Stock credited to the Participant's Common Stock Account; and (ii) cash equal to the sum of (I) the amount credited to the Participant's Deferred Cash Account; (II) the Fair Market Value of the fractional shares (to the nearest thousandths) of Common Stock on the date such fractional shares were credited to the Participant's Common Stock Account; and (III) the value of the Shadow Stock units and fractions thereof (to the nearest thousandths) credited to the Participant's Shadow Stock Account. The value of a Participant's Deferred Cash Account, fractional shares of Common Stock and Shadow Stock Account shall be determined by the Company as of the end of the calendar quarter immediately preceding the calendar quarter in which a Participant is entitled to a distribution hereunder in accordance with paragraph 7(c) below. Notwithstanding the preceding sentence to the contrary, in the event of a Change of Control or termination of the Plan as provided in paragraphs 9 and 13, respectively, the value of a Participant's Deferred Cash Account, Shadow Stock Account and Common Stock Account shall be determined by the Company immediately following such an event.
        (b) MANNER OF PAYMENT. A Participant's Deferred Compensation for a Plan Year, as adjusted for deemed earnings or losses thereon, will be paid by the Company to him or, in the event of his death, to the Participant's beneficiary, in kind, either (i) in a lump sum or (ii) in substantially equal annual cash installments over a period not exceeding ten (10) years, as specified by the Participant in his Election with respect to such Plan Year. Notwithstanding the foregoing, a Participant's Deferred Compensation invested in the Common Stock Account shall only be distributed to the Participant in kind in a lump sum. If a Participant fails to elect a manner of payment, the Participant will receive a lump sum. Upon the commencement of installment payments hereunder, the value (as determined under paragraph 7(a) above) of the Participant's Shadow Stock Account shall be transferred to his Deferred Cash Account and the Participant's Shadow Stock Account shall be eliminated. Amounts credited to a Participant's Deferred Cash Account held

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                  pending distribution pursuant to this paragraph shall continue to be credited with interest in accordance with the provisions of paragraph 5(a) above.
         (c) PAYMENT COMMENCEMENT DATE. Payments of Deferred Compensation and earnings thereon shall commence within two (2) business days following the first business day of the first calendar quarter beginning after the earlier of the date the Participant elects to receive payment or ceases to be a Director. Notwithstanding a Participant's manner of payment election hereunder, if a Participant dies before payments have begun under the Plan, the Company shall pay to the Participant's beneficiary or beneficiaries a lump sum on the first business day of the first calendar quarter beginning after the Participant's death. If a Participant dies while payments are being made under the Plan, the Company shall continue to pay installments to the Participant's beneficiary or beneficiaries in accordance with the payment method elected by the Participant prior to his death.

         (d) ACCELERATION OF PAYMENT. In the event a Participant has elected to receive distribution from the plan in the form of installment payments, the Administration Committee may, nonetheless, upon request of the Participant, in its sole discretion, accelerate payment of all or any portion of the Participant's remaining account under the Plan, if the Administration Committee determines that the Participant has experienced an unanticipated financial emergency beyond the control of the Participant that would result in severe financial hardship to the Participant and the amount of the payment is the amount necessary to alleviate the hardship.

8. BENEFICIARIES. A Participant may, by executing and delivering to the Secretary of the Company prior to the Participant's death a Beneficiary Election form attached hereto as Exhibit C, designate a beneficiary or beneficiaries to whom distribution of his interest under this Plan shall be made in the event of his death prior to the full receipt of his interest under this Plan, and he may designate the portions to be distributed to each such designated beneficiary if there is more than one. Any such designation may be revoked or changed by the Participant at any time and from time to time by filing, prior to the Participant's death, with the Secretary of the Company an executed Beneficiary Election form. If there is no such designated beneficiary living upon the death of the Participant, or if all such designated beneficiaries die prior to the full distribution of the Participant's interest, then any remaining unpaid amounts shall be paid in a cash lump sum to the estate of the Participant or Participant's beneficiaries.

9. CHANGE OF CONTROL. In the event of a Change of Control, the amounts held in the Trust shall be immediately distributed in a cash lump sum to Participants. Any and all remaining benefits shall be immediately paid by the Company in a cash lump sum to Participants. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:
         (i) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who or that, together with all Affiliates and Associates of such person, is the

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                  Beneficial Owner of ten percent (10%) or more of the shares of
                  Common Stock of the Company then outstanding, except:
                  (A)      the Company;
                  (B) any of the Company's subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;
                  (C) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or
                  (D) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.
                  Notwithstanding the foregoing, (I) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
                  (D) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control, and (II) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above), then such person shall not be deemed to be, or have been, the Beneficial

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                  Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.
         (ii) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
         (iii) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:
                  (A) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or
                  (B) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                           Act), together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in Section 1(c)(i)(D)) of the combined voting power of the Company's then outstanding securities.
         (iv) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                  Act), together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

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         (v)      The shareholders of the Company approve a plan of complete liquidation of the Company.

10. NON-ASSIGNABILITY. Neither a Participant nor any beneficiary designated by him shall have any right to, directly or indirectly, alienate, assign or encumber any amount that is or may be payable hereunder.

11. ADMINISTRATION OF PLAN. Full discretionary power and authority to construe, interpret and administer the Plan shall be vested in the Administration Committee. The Administration Committee shall be consist of three or more members who may be, but are not required to be, directors or employees of the Company, one of whom shall be the Chief Executive Officer of the Company and the others of whom shall be appointed by the Chief Executive Officer of the Company. Members of the Administration Committee, other than the Chief Executive Officer, shall serve from the effective date of their appointment until such time as the Chief Executive Officer shall appoint a successor to any or all of such members of the Administration Committee. The Administration Committee shall have the power and authority to allocate among themselves and to delegate any responsibility or power reserved to it hereunder to any person or persons or any committee of the Board of Directors, as it may, in its sole discretion, deem appropriate. Decisions of the Administration Committee or its designee shall be final, conclusive and binding upon all parties.

12. GOVERNING LAW. To the extent not preempted by federal law, the provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.

13. EFFECTIVE DATE/AMENDMENT/TERMINATION. This amendment and restatement of the Plan shall become effective on April 23, 1997. The Board of Directors may amend, suspend or terminate this Plan at any time; provided that no such amendment, suspension or termination shall adversely effect the amounts in any then-existing account. Upon termination of the Plan, the amounts held in the Trust shall be immediately distributed in a lump sum to Participants. Any and all remaining benefits shall be immediately paid by the Company in a lump sum to Participants.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of April 23, 1997.

ATTEST:                                THE SHERWIN-WILLIAMS COMPANY

                                       By:
-------------------------                  ------------------------------------
                                       Its:
                                            ------------------------------------


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                                    EXHIBIT A

                          THE SHERWIN-WILLIAMS COMPANY
                           DIRECTOR DEFERRED FEE PLAN
                        (1997 Amendment and Restatement)

                               NOTICE OF ELECTION
                               ------------------

         I, the undersigned, __________________________ Print Name), a non-employee director of The Sherwin-Williams Company (the "Company") hereby irrevocably elect to participate in The Sherwin-Williams Company Director Deferred Fee Plan (the "Plan"). I acknowledge that this deferral is effective upon receipt of this Notice of Election form by the Secretary of the Company, and is subject to all provisions stated in the Plan document. I understand that this election shall be irrevocable as to fees payable to me during the next full Plan Year (which runs from April 1st through March 31st), and shall continue in effect for subsequent Plan Years except to the extent that I file either a new notice of election changing my prior election or a notice of termination on or before the March 31st prior to any subsequent Plan Year.

         1. PERCENTAGE OF FEES DEFERRED. I irrevocably elect for the Plan Year to defer the following percentages of the following fees:

                  Board Retainer:   ________%

                  Meeting Fee:      ________%

         2. MANNER OF PAYMENT. I irrevocably elect that all amounts deferred pursuant to this election and earnings thereon be distributed to me as provided in the Plan:

                  _______________ in a cash lump sum; or

                  _______________ in _______ (specify number between two and ten) annual cash installments.

                  I hereby acknowledge that if I do not select my preferred manner of Plan distribution at this time, I will receive my payment in a cash lump sum and I further acknowledge that, notwithstanding the above election, any amounts invested in the Common Stock Account shall be paid to me in an in-kind, lump sum distribution.

         3. PAYMENT COMMENCEMENT DATE. I irrevocably elect that the payment of amounts deferred pursuant to this election and earnings thereon begin within two (2)

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                  business days following the first business day of the first calendar quarter beginning after:

                  ___________________, 199_    (specify date); or

                  _______________ the date I cease to be a Director.

         4. INVESTMENT ACCOUNTS. I hereby irrevocably elect that all amounts deferred pursuant to this election and earnings thereon be invested as follows: (Note: elections must be no less than 25% in any particular investment account and 5% increments thereafter)

                  ___________% in my Deferred Cash Account;

                  ___________% in my Shadow Stock Account; and/or

                  ___________% in my Common Stock Account.

                  I understand that my investment direction is irrevocable for the Plan Year for amounts deferred under this election and earnings thereon and that deferred amounts cannot be transferred between investment accounts.

         IN WITNESS WHEREOF, I have signed my name on this _________ day of ___________________, 199__.


                                    --------------------------------
                                    Signature

                                    RECEIPT ACKNOWLEDGED ON BEHALF
                                    OF THE SHERWIN-WILLIAMS COMPANY

Date:  _________________
                                    --------------------------------
                                    Corporate Secretary

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                                    EXHIBIT B

                          THE SHERWIN-WILLIAMS COMPANY
                           DIRECTOR DEFERRED FEE PLAN
                        (1997 Amendment and Restatement)

                              NOTICE OF TERMINATION
                              ---------------------

         Pursuant to the provisions of the Plan, I, the undersigned, ___________ (Print Name), hereby terminate my participation in the Plan effective as of April 1, 199 .

Date: _____________________
                                             --------------------------------
                                             Signature


                                             RECEIPT ACKNOWLEDGED ON BEHALF
                                             OF THE SHERWIN-WILLIAMS COMPANY


Date: _____________________                  --------------------------------
                                             Corporate Secretary

                                    EXHIBIT C

                          THE SHERWIN-WILLIAMS COMPANY
                           DIRECTOR DEFERRED FEE PLAN
                        (1997 Amendment and Restatement)

                              BENEFICIARY ELECTION
                              --------------------

                  This form shall supersede any previous beneficiary designation made by me with respect to deferred fees under the Plan. I reserve the right to change my beneficiary in accordance with the terms of the Plan.

                  Any fees which were deferred under the Plan and remain unpaid at my death shall be paid to the following primary beneficiary(ies):

----------------------------                    ---------------------------
         Name                                   Relationship

----------------------------                    Percentage _________%
         Address


----------------------------                    ---------------------------
         Name                                   Relationship

----------------------------                    Percentage _________%

                  If the named primary beneficiary(ies) predeceases me, I designate the following persons(s) as contingent beneficiary(ies) to receive any such unpaid deferred fees:

----------------------------                    ---------------------------
         Name                                   Relationship

----------------------------                    Percentage _________%
         Address


----------------------------                    ---------------------------
         Name                                   Relationship

----------------------------                    Percentage _________%


         IN WITNESS WHEREOF, I have signed my name on this _________ day of ____________________ 199__.


                                         ----------------------------------
                                         Signature

                                         RECEIPT ACKNOWLEDGED ON BEHALF
                                         OF THE SHERWIN-WILLIAMS COMPANY

Date:_________________                   ---------------------------------
                                         Corporate Secretary

                                       13